File No. 333-38790
         ----------------------------------------------------------------

     As filed with the Securities & Exchange Commission on February 5, 2001

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                           FORM SB-2 - AMENDMENT NO. 2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                          TRIPACIFIC DEVELOPMENT CORP.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of Incorporation or organization)

                                      6770
                (Primary Standard Industrial Identification No.)

                                   98-0204701
                      (I.R.S. Employer Classification No.)

                       Suite 1500, 885 West Georgia Street
                                 Vancouver, B.C.
                                 V6C 3E8 Canada
(Address of principal place of business or intended principal place of business)


                                   Jason John
                          Tripacific Development Corp.
                       Suite 1500, 885 West Georgia Street
                                 Vancouver, B.C.
                                  V6C 3E8 Canada
                                  (604)687-0717
            (Name, address and telephone number of agent for service)

                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,                100,000                 $1.00                    $100,000                  $26.40
Par value
$0.0001
----------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS


Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.   REQUIRED ITEM                                        LOCATION OF CAPTION IN PROSPECTUS
1.         Forepart of the Registration Statement and           Cover Page; Outside Front Page of Prospectus
           Outside Front Cover of Prospectus

2.         Inside Front and Outside Back Cover Pages            Inside Front and Outside Back Cover Pages of
           of Prospectus                                        Prospectus

3.         Summary Information and Risk Factors                 Prospectus Summary; Risk Factors

4.         Use of Proceeds                                      Use of Proceeds

5.         Determination of Offering Price                      Prospectus Summary - Determination of
                                                                Offering Price; Risk Factors; Plan of
                                                                Distribution

6.         Dilution                                             Dilution

7.         Selling Security Holders                             Not Applicable

8.         Plan of Distribution                                 Plan of Distribution

9.         Legal Proceedings                                    Legal Proceedings

10.        Director, Executive Officer, Management and          Management
           Promoters and Control Persons

11.        Security Ownership of Certain Beneficial             Principal Shareholders
           Owners and Management

12.        Description of Securities                            Description of Securities

13.        Interest of Named Experts and Counsel                Not Applicable

14.        Disclosure of Commission Position on                 Indemnification of Officers and Directors
           Indemnification for Securities Act
           Liabilities

15.        Organization within Last Five Years                  Management, Certain Relationships and Related
                                                                Transactions

16.        Description of Business                              Business

17.        Management's Discussion and Analysis or              Plan of Operation
           Plan of Operation

18.        Description of Property                              Description of Property

19.        Certain Relationships and Related                    Certain Relationships and Related Transactions
           Transactions

20.        Market for Common Equity and Related                 Prospectus Summary, Market for Our Common
           Stockholder Matters                                  Stock; Shares Eligible for Future Sale

21.        Executive Compensation                               Executive Compensation

22.        Financial Statements                                 Financial Statements

23.        Changes in and Disagreements with                    Changes in and Disagreements with Accountants
           Accountants on Accounting and Financial              on Accounting and Financial Disclosure
           Disclosure
PART II

24.        Indemnification of Directors and Officers            Indemnification of Directors and Officers

25.        Other Expenses of Issuance and Distribution          Other Expenses of Issuance and Distribution

26.        Recent Sales of Unregistered Securities              Recent Sales of Unregistered Securities

27.        Exhibits                                             Exhibits

28.        Undertakings                                         Undertakings

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS


                          TRIPACIFIC DEVELOPMENT CORP.
                         100,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE





We are offering 100,000 shares at $1.00 per share through our president, Mr. Jason John, without the use of a professional underwriter. We will not pay commissions on stock sales.


This offering will expire 12 months from the effective date of this prospectus.

                 ----------------------------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                 ----------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 -----------------------------------------------


                              Offering Information

                                                       PER SHARE     TOTAL
                                                       ---------     -----

Initial public offering price                          $1.00         $100,000
Underwriting discounts/commissions                     $0.00               $0.00
Estimated offering expenses                            $0.00               $0.00
Net offering proceeds to Tripacific Development Corp.  $1.00         $100,000



The date of this Prospectus is February 5, 2001

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................3
SUMMARY FINANCIAL INFORMATION.....................................................................................4
RISK FACTORS......................................................................................................5
   We have no operating history or revenue which would permit you to judge the probability of our success.  Our lack of experience makes your investment in Tripacific risky...................................................5
   Our financial statements have been prepared using generally accepted accounting principles applicable to a going concern..................................................................................................5
   The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition.  If we do not raise more money, our business will fail............................5
   We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate.  We may make a poor investment decision resulting in the failure of our business....................................................................................5
   A change in control of Tripacific and change in management may occur which could result in less skilled managers operating our business and our business failure.......................................................6
   There is no market on which our shares trade.  There is a limited number of states in which you may sell your shares.  You may never be able to sell your shares.............................................................6
   We have no agreement for a business combination or other transaction in place.  You risk having your money invested without return for an extended period of time.........................................................6
   Our management is under no contractual obligation to remain with us and their departure could cause our business to fail...............................................................................................6
   Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest.  If Mr. John raises only minimal proceeds or identifies only one acquisition, Tripacific may not be the recipient of the proceeds or acquisition and our business may fail.........................................6
   We will not engage professional underwriters to help sell our shares.  Our president may be unable to raise proceeds for our success resulting in the ultimate loss of your investment.....................................7
   The Determination of our Offering Price was arbitrary and you may be paying an excessive premium for our shares which may result in you never making a profit...........................................................7
   Our Offering is Not Subject to a Minimum Subscription and We May Raise Only Nominal Proceeds which will not sustain Tripacific.............................................................................................8
HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE..................................................8
DILUTION..........................................................................................................9
USE OF PROCEEDS..................................................................................................12
CAPITALIZATION...................................................................................................13
DESCRIPTION OF BUSINESS..........................................................................................13
PLAN OF OPERATION................................................................................................15
DESCRIPTION OF PROPERTY..........................................................................................17
PRINCIPAL SHAREHOLDERS...........................................................................................17
MANAGEMENT.......................................................................................................19
EXECUTIVE COMPENSATION...........................................................................................20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................21
LEGAL PROCEEDINGS................................................................................................21
MARKET FOR OUR COMMON STOCK......................................................................................21
DESCRIPTION OF SECURITIES........................................................................................23
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................23
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................23
REPORTS TO STOCKHOLDERS..........................................................................................24
PLAN OF DISTRIBUTION.............................................................................................24
LEGAL MATTERS....................................................................................................25
EXPERTS..........................................................................................................26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.............................26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................26
Loss per share...................................................................................................27
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................27
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................27
RECENT SALES OF UNREGISTERED SECURITIES..........................................................................27
SIGNATURES.......................................................................................................28
FINANCIAL STATEMENTS............................................................................................F-1

                               PROSPECTUS SUMMARY



Our address and telephone number:   Suite  1500,   885  West   Georgia   Street,
                                    Vancouver, British Columbia, V6C 3E8 Canada;
                                    (604)687-0717.

Key aspects of our offering:        *        We  are  offering   100,000  common
                                             shares at $1.00 per share.

                                    *        We are a blank  check  company  and
                                             are   organized  as  a  vehicle  to
                                             acquire  or  merge   with   another
                                             business  or  company.  We  have no
                                             present    plans,    proposals   or
                                             agreements to acquire or merge with
                                             any specific business or to conduct
                                             business in any specific industry.

                                    *        Our  offering is not subject to any
                                             minimum subscription.

                                    *        Our offering expires 12 months from
                                             the   effective    date   of   this
                                             prospectus.

                                    *        We   estimate   the  costs  of  our
                                             offering      including     filing,
                                             printing,   legal,  accounting  and
                                             transfer  agent fees to be $15,000.
                                             These  expenses  will  be  paid  by
                                             management.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended March 31, 2000 and for the nine months ended December 31, 2000 have been derived from our audited and unaudited financial statements which are contained in this prospectus.

                                INCOME STATEMENT:



-------------------------------------------------------------------------------------------------------------
                                                               Fiscal Year Ended               Nine Months
                                                                 March 31, 2000                   Ended
                                                                   (Audited)                   Dec. 31, 2000
                                                                                                (Unaudited)
-------------------------------------------------------------------------------------------------------------
                                                             2000               1999
-------------------------------------------------------------------------------------------------------------
Revenue                                                       $0.00              $0.00               $0
Expenses                                                  $3,491                 $0.00           $8,250.00
Net Income (loss)                                        ($3,491)                $0.00          $(8,250.00)
Basic Earnings (loss) per share                              ($0.01)             $0.00              ($0.01)
Basic Number of Common Shares Outstanding                500,000            500,000             500,000

BALANCE SHEET (at end of period):
Total Assets                                                  $0.00              $0.00               $0
Total Liabilities                                             $0.00              $0.00           $8,250.00
Total Shareholders Equity (Net Assets)                        $0.00              $0.00           $8,250.00
Net Income per share on a fully diluted basis                ($0.01)             $0.00              ($0.01)

                                  RISK FACTORS

An investment in our business is risky and could result in a loss of your entire investment. The risk factors include the following:


We have no operating history or revenue which would permit you to judge the probability of our success. Our lack of experience makes your investment in Tripacific risky.
--------------------------------------------------------------------------------
We have no operating history nor any revenues from operations since our incorporation. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill or ability to successfully complete a merger with an acquisition candidate. In the event our business fails as a result of our lack of experience, you could lose your entire investment.


Our financial statements have been prepared using generally accepted accounting principles applicable to a going concern.
--------------------------------------------------------------------------------
We will not remain a going concern without additional capital. This accounting treatment contemplates the realization of assets and liquidation of liabilities in the normal course of our business. However, we have no current source of revenue. Without additional capital, it is unlikely that we will be able to continue as a going concern.

The amount of money we are raising may not be enough for us to succeed financially or to fund the development of our business acquisition. If we do not raise more money, our business will fail.
--------------------------------------------------------------------------------
As of December 31, 2000, we had $0.00 in assets and $8,250.00 in liabilities. We had $0.00 in our treasury. Even if all the shares which we are offering are sold, the proceeds may not be enough for us to fund the development of our acquisition candidate. Many of the acquisition candidates we will be reviewing will require large sums of money to succeed, perhaps even millions of dollars. If we are unable to raise additional financing, our company could fail and you could lose your entire investment.

We have no funds and do not have a full time management team that can conduct a complete investigation and analysis of a target, merger or acquisition candidate. We may make a poor investment decision resulting in the failure of our business.
--------------------------------------------------------------------------------
We do not have funds to hire skilled managers and current management of our company has limited time to complete a full investigation of potential acquisition candidates. As a result, we may make a poor decision of the business we acquire or we may be unable to identify any acquisition candidate. In the event we do not identify an acquisition candidate, you will lose the use of your investment money without interest for a period of approximately 18 months. In the event management makes a poor decision on which candidate should be acquired and this offering is reconfirmed as required by Rule 419, you may lose your entire investment as a result of the failure of our business.

A change in control of Tripacific and change in management may occur which could result in less skilled managers operating our business and our business failure.
--------------------------------------------------------------------------------
A business combination involving the issuance of our shares may result in shareholders of a private company obtaining a controlling interest in our company. A business combination may also result in our director being required to resign or in management being required to sell all or a portion of their shares. A change of control or change in management could result in the appointment of new members of management who are not as capable as current management or who may make business decisions which cause the failure of Tripacific.

There is no market on which our shares trade. There is a limited number of states in which you may sell your shares. You may never be able to sell your shares.
--------------------------------------------------------------------------------
Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares.

We have no agreement for a business combination or other transaction in place. You risk having your money invested without return for an extended period of time.
--------------------------------------------------------------------------------
We have no arrangement, agreement or understanding to engage in a merger, joint venture or acquisition of a private or public entity. We may not successfully identify a suitable business opportunity or conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. In the event that we are unable to complete a business acquisition, the funds you invest will be unavailable for your use for up to 18 months.

Our management is under no contractual obligation to remain with us and their departure could cause our business to fail.
--------------------------------------------------------------------------------
Our sole director and officer, Mr. Jason John, has varied business interests and is working for other blank check companies. Mr. John has not signed a written employment agreement with us and we cannot afford to pay Mr. John. In the event Mr. John decides to resign as director and officer of Tripacific, we may be unable to attract another qualified officer and director which would severely impact the company's ability to find an acquisition candidate. In the event Mr. John resigns after we conclude an acquisition, his departure could result in the failure of Tripacific and the loss of your entire investment.

Our sole director and officer is affiliated with other blank check companies which creates a conflict of interest. If Mr. John raises only minimal proceeds or identifies only one acquisition, Tripacific may not be the recipient of the proceeds or acquisition and our business may fail.
--------------------------------------------------------------------------------
Our sole director and officer is affiliated with two other blank check companies, Eastern Management Corp. and Triwest Management Resources Corp. which creates a conflict of interest. The identification of a merger target or acquisition candidate is the sole responsibility of Mr. John. He will decide which of the blank check companies he is affiliated with will acquire which acquisition candidate. As a result, it is possible that Mr. John may choose acquisition candidates for other blank check companies instead of Tripacific or may choose a more successful acquisition candidate for another blank check company. This conflict of interest could result in Tripacific never identifying an acquisition candidate or in selecting a poor acquisition candidate resulting in the failure of our business. Mr. John also has other business interests which demand his time and attention and which may conflict with his ability to devote sufficient time to us to make our business a success.

We will not engage professional underwriters to help sell our shares. Our president may be unable to raise proceeds for our success resulting in the ultimate loss of your investment.
--------------------------------------------------------------------------------
We are selling shares through our president, Mr. Jason John, without the use of a professional securities underwriting firm. Professional underwriters have extensive contacts and networks which they can rely on in raising money for companies. Professional underwriters also conduct extensive due diligence on potential acquisition candidates. Our management does not have an extensive network of contacts which can finance our company nor does our management have the time availability to complete a due diligence review of acquisition candidates to the extent that would be completed by a professional underwriter. Our decision not to use a professional underwriter could result in us not raising enough capital to attract an acquisition candidate or in selecting a poor acquisition candidate. The result could be the failure of our business and the loss of your entire investment.

The Determination of our Offering Price was arbitrary and you may be paying an excessive premium for our shares which may result in you never making a profit.
--------------------------------------------------------------------------------
The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         *        Estimates of our business potential
         *        Our limited financial resources
         * The amount of equity desired to be retained by present shareholders
         *        The amount of dilution to the public
         *        The general condition of the securities markets

Our Offering is Not Subject to a Minimum Subscription and We May Raise Only Nominal Proceeds which will not sustain Tripacific.
--------------------------------------------------------------------------------
There is no minimum amount which we must raise and it is possible we may not raise enough money to remain in operation or to be able to consummate a merger or acquisition. Without more money, our business will fail.


        HOW RULE 419 PROTECTS YOU UNTIL WE FIND AN ACQUISITION CANDIDATE

Rule 419 requires that your money and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         (1) We must sign an agreement for the acquisition of a business or asset which has a fair value of at least 80% of the maximum offering proceeds.

         (2) We must file a post-effective amendment to the registration statement that includes the results of this offering including how much we raised, how much we have spent and what we will have in escrow. We must disclose the specific amount and use funds spent by us, including, payments to officers, directors, controlling shareholders or affiliates. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         (3) We will mail a copy of the prospectus to each investor within five business days of a post-effective amendment. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the cash and shares.

Accordingly, we have entered into an escrow agreement with City National Bank which provides that:

         Your funds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and interest, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, Canadian government or federal government securities or securities for which the principal or interest is guaranteed by the Canadian government or federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may not be transferred or disposed of.

                                    DILUTION

The difference between the initial public offering price per share of our shares and the net tangible book value per share after this offering constitutes the dilution to investors in our offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value total tangible assets less total liabilities by the number of shares of common stock outstanding.


As of December 31, 2000, our net tangible book value was $($8,250.00) or $(0.02) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus at an initial public offering price of $1.00 per share, and after deducting estimated expenses of the offering of $15,000, our adjusted pro forma net tangible book value as of December 31, 2000, would have been $76,750 or $0.14 per share. This represents an immediate increase in net tangible book value of $0.16 per share to existing shareholders and an immediate dilution of $0.86 per share to investors in this offering. The following table illustrates this per share dilution:



         Public offering price per share                         $1.00

         Net tangible book value per share before offering       $(0.02)

         Increase per share attributable to new investors        $0.16
                                                                 -----

         Dilution per share to new investors                     $0.86
                                                                 =====


----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
                500,000                                  $0.00                                 $(0.02)
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
                600,000                               $100,000.00                               $0.14
----------------------------------------------------------------------------------------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

-----------------------------------------------------------------------------------------------------------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
-----------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
-----------------------------------------------------------------------------------------------------------------
New Investors                     100,000           20%           $100,000.00          99.9%          $1.00
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders             500,000           80%                $50.00           0.1%          $0.0001
-----------------------------------------------------------------------------------------------------------------

After giving effect to the sale of 50,000 shares of common stock offered through this prospectus at an initial public offering price of $1.00 per share, and after deducting estimated expenses of the offering of $15,000, our adjusted pro forma net tangible book value as of December 31, 2000, would have been $26,750 or $0.05 per share. This represents an immediate increase in net tangible book value of $0.07 per share to existing shareholders and an immediate dilution of $0.95 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                        $1.00

         Net tangible book value per share before offering      $(0.02)

         Increase per share attributable to new investors       $0.07
                                                                -----

         Dilution per share to new investors                    $0.95
                                                                =====




----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
                500,000                                  $0.00                                 $(0.02)
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
                550,000                               $50,000.00                                $0.05
----------------------------------------------------------------------------------------------------------------------



As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.



-----------------------------------------------------------------------------------------------------------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
-----------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
-----------------------------------------------------------------------------------------------------------------
New Investors                      50,000           10%            $50,000.00          99.9%          $1.00
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders             500,000           90%                $50.00           0.01%         $0.0001
-----------------------------------------------------------------------------------------------------------------

After giving effect to the sale of 10,000 shares of common stock offered through this prospectus at an initial public offering price of $1.00 per share, and after deducting estimated expenses of the offering of $15,000, our adjusted pro forma net tangible book value as of December 31, 2000, would have been $(13,250) or $(0.02) per share. This represents an immediate decrease in net tangible book value of $0.01 per share to existing shareholders and an immediate dilution of $1.02 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                         $1.00

         Net tangible book value per share before offering       $(0.02)

         Increase per share attributable to new investors        $0.00
                                                                 -----

         Dilution per share to new investors                     $1.02
                                                                 =====



----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
                500,000                                  $0.00                                 $(0.02)
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
                510,000                               $10,000.00                               $(0.02)
----------------------------------------------------------------------------------------------------------------------



As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.



----------------------------------------------------------------------------------------------------------------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
----------------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
----------------------------------------------------------------------------------------------------------------------
New Investors                      10,000            2%            $10,000.00          99.5%          $1.00
----------------------------------------------------------------------------------------------------------------------
Existing Shareholders             500,000           98%                $50.00           0.5%          $0.0001
----------------------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS


The maximum gross proceeds of this offering will be $100,000. While Rule 419 permits 10% of funds raised to be released from escrow to us, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. We will receive these funds if we close a business combination.

It is possible that our offering may only generate nominal proceeds or no proceeds at all. Management has paid our operating expenses to date and will continue to do so for the foreseeable future. Management provides us with office space and accordingly our general expenditures are kept very low. The level of proceeds which we raise through our offering will determine the quality of the merger candidate which we will be able to acquire. If we raise no proceeds or nominal proceeds, we will be unlikely to attract any merger candidate. In the event we are able to raise $50,000, we would likely be able to attract a merger candidate with few assets and less experienced management. In the event we are able to raise maximum gross proceeds of $100,000, we may be able to attract a merger candidate with significant assets and/or business potential and with experienced management.


We have not incurred and do not intend to incur any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $15,000.


After the reconfirmation offering and the closing of a business combination, we will receive total gross proceeds less any amount returned to investors who did not reconfirm their investment under Rule 419.



The money we receive will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured bank account in either a certificate of deposit, interest bearing savings account or in short term Canadian or federal government securities as placed by City National Bank.

                                 CAPITALIZATION

The following table shows our capitalization as of March 31, 2000.

                                                                  ACTUAL
                                                                  ------
Stockholders' Equity:
Common stock, $0.0001 par value;
Authorized 100,000,000 shares,
Issued and outstanding
500,000 shares                                                      $50.00

Additional paid-in capital                                       $3,491.00

Deficit accumulated during the development period               ($3,541.00)

Total stockholders equity                                            $0.00

Total Capitalization                                                 $0.00

                             DESCRIPTION OF BUSINESS


We were incorporated on July 18, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. We have not commenced any business activities. We are a blank check company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.


The Securities and Exchange Commission defines blank check companies as any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully implemented our business plan.

On October 15, 1999, our shareholders reported that they had sold a controlling interest in our company to a new group of shareholders. This agreement was subsequently rescinded. In December, 1999, we reported that we had acquired an online auction business and an associated URL www.fatbid.com. After further investigation of the proposed acquisition, it was rescinded in April, 2000.

Lock-up Agreement
-----------------

Each of our shareholders has executed and delivered a lock-up letter agreement, affirming that they will not sell their shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a blank check company.

                                PLAN OF OPERATION

We seek to acquire assets or shares of a business that generates revenues, in exchange for our shares. When this registration statement becomes effective, our President will attempt to find an acquisition candidate. Our President has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger as of the date of this registration statement.

We  will  provide  our  shareholders  with  complete  disclosure   documentation
concerning potential business opportunities. Disclosure is expected to be in the form of a proxy or information statement.

Our Director intends to obtain certain assurances of value, including statements of assets and liabilities, material contracts or accounts receivable statements before closing a transaction.

We will remain a shell corporation until a merger or acquisition candidate is identified. It is anticipated that our cash requirements will be minimal, and that all necessary capital will be provided by the directors or officers. We do not anticipate having to raise capital in the next twelve months. We do not expect to acquire any plant or significant equipment.

We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management of the Company.


We have no full time employees. Mr. Jason John is our only part time employee. Mr. John has agreed to allocate a portion of his time to our activities, without compensation. Mr. John anticipates that our business plan can be implemented by him devoting approximately five hours per month to our business affairs. We do not expect any significant changes in the number of employees.


General Business Plan
---------------------

Our purpose is to acquire an interest in a business which seeks the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business or industry.

Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources.

We may seek a business combination with companies that have recently commenced operations. It is likely that any business we select will require additional capital to expand into new products or markets.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances and shortages of available capital, management believes there are numerous firms seeking the perceived benefits of a publicly registered corporation. Business opportunities may occur in different industries and at various stages of development.

We currently have no capital to provide to the owners of business opportunities. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by Mr. Jason John who is not a professional business analyst. Management intends to concentrate on identifying business opportunities that may be brought to our attention through Mr. John's business associations. In analyzing prospective business opportunities, management will consider:

         *        the available technical, financial and managerial resources;

         *        working capital and other financial requirements;

         *        history of operations, if any;

         *        prospects for the future;

         *        nature of present and expected competition;

         * the quality and experience of management services that may be available and the depth of that management;

         *        the   potential   for  further   research,   development,   or
                  exploration;

         * specific risk factors which could be anticipated to impact our proposed activities;

         *        the potential for growth or expansion;

         *        the potential for profit;

         * the perceived public recognition of acceptance of products, services, or trades;

         *        name identification; and

         *        other relevant factors.

We expect to meet personally with management and key personnel of the business opportunity as part of our due diligence investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate businesses. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management will rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate using outside consultants or advisors, except for legal counsel and accountants. If we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets.

We anticipate that we will incur nominal expenses in the implementation of our business plan. Because we have no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. If a merger candidate cannot be found within a reasonable period of time, management will not continue to provide capital.

How Our Acquisition May be Structured
-------------------------------------

To close our business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On closing, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. All sales will be made in compliance with the securities laws of the United States and any applicable state.

Management may visit material facilities, obtain independent verification of information and check references of management and key personnel. We will participate in a business opportunity only after the negotiation and signing of appropriate written agreements.

Negotiations with target company management are expected to focus on the percentage of our company that the target company shareholders will acquire. Our percentage ownership in the combined company will likely be significantly lower than our current ownership interest.

Competition
-----------

We are an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital groups and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our extremely limited financial resources and limited management availability we will continue to be at a significant competitive disadvantage.

                            DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties. We intend to acquire assets or a business in exchange for our securities.

We operate from our offices at Suite 1500, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Canada. Space is provided to the Company on a rent free basis by Mr. Jason John, a director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                           NAME AND                     AMOUNT AND
                           ADDRESS OF                   NATURE OF
                           BENEFICIAL                   BENEFICIAL             PERCENT OF
TITLE OF CLASS             OWNER                        OWNER                  CLASS
Common                     Devinder Randhawa
                           Suite 104                          152,000          30.4%
                           1456 St. Paul Street,
                           Kelowna, B.C.
                           V1Y 2E6

Common                     Bob Hemmerling
                           1908 Horizon Drive                 152,000          30.4%
                           Kelowna, B.C.
                           V1Z 3L3

Common                     Management as a group                    0          0%

The balance of our outstanding common stock is held by eight persons.

Mr. Devinder Randhawa and Mr. Bob Hemmerling are the founders and promoters of our company. Both Mr. Randhawa and Mr. Hemmerling have prior experience with blank check companies and are familiar with blank check company reporting requirements and acquisition requirements.

Prior Blank Check Experience
----------------------------

Devinder Randhawa has served as President and Chairman of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Blue Moon Investments, Caddo Enterprises, Inc., Century Plus Investments Corp., Consumer Marketing Corporation, Crash Course Holdings, Ltd.,

Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Nevada Communications, Inc., Profit Based Investments, Inc., Solid Management Corp. and Triwest Management Resources Corp.

Mr. Randhawa has also served as Secretary and Treasurer of the following companies since inception: Express Investments Associates, Inc., Eye-Catching Marketing, Inc. and Quiksilver International Holdings, Inc.

The SEC reporting blank check companies that Devinder Randhawa served or is serving as President and director are listed on the following table:

Incorporation Name                              File Form             Number            Date of Filing
------------------                              ---------             ------            --------------
Above Average Investments, Inc.                   10-SB              000-27545            10-04-1999
Eastern Management Corp.                          10-SB              000-26517            06-28-1999
LEK International                                 10-SB              000-26321            06-09-1999
Solid Management Corp.                            10-SB              000-26931            08-04-1999
Tripacific Development Corp.                      10-SB              000-26683            08-02-1999
Triwest Management Resources Corp.                10-SB              000-27103            08-20-1999
Consumer Marketing Corp.                          10-SB              000-27235            09-03-1999
United Management, Inc.                           10-SB              000-27233            09-03-1999
Caddo Enterprises, Inc.                           10-SB              000-29023            01-19-1999

Bob Hemmerling has served as President and chairman of the following companies since inception: Express Investments Associates, Inc., Eye-Catching Marketing, Inc. and Quiksilver International Holdings, Inc.

Mr. Hemmerling has also served as Secretary and Treasurer of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Caddo Enterprises, Inc., Century Plus Investments Corp., Consumer Marketing Corporation, Crash Course Holdings, Ltd., Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Profit Based Investments, Inc., Solid Management Corp., Sunny Skies Investments, Total Serenity Company, Inc., Tripacific Development Corp., Triwest Management Resources Corp. and United Management, Inc.

Mr. Hemmerling and Mr. Randhawa are President and Secretary, respective, of Express Investments Associates, Inc. which has filed a Form SB-2 in order to raise $200,000. Mr. Randhawa and Mr. Hemmerling are also President and Secretary, respectively, of Above Average Investments, Inc. and Solid
Management, Inc., which have also filed Form SB-2s to raise $200,000 each. Acquisition partners have not been found as of the date of this prospectus.

The SEC reporting blank check companies that Bob Hemmerling served or is serving as President and director are listed on the following table:

Incorporation Name                              File Form             Number            Date of Filing
------------------                              ---------             ------            --------------
Express Investments Associates, Inc.              10-SB              000-27543            10-04-1999
Eye Catching Marketing Corp.                      10-SB              000-28237            11-22-1999
Quiksilver International Holdings, Inc.           10-SB              000-28235            11-22-1999

According to a Form 8K filed with the Commission on April, 2000 by Eastern Management Corp., seven corporate and four individual shareholders reported on a
Schedule 13D that they had acquired 100% of Eastern's outstanding common stock on September 1, 1999. This acquisition was later rescinded and reported. To the best of management's knowledge, Eastern continues to file reports with the SEC.

According to a Schedule SC-14F1 filed with the Commission on December 16, 1999, LEK International acquired 100% of the outstanding common stock of San Joaquin Oil & Gas Ltd. under an Agreement and Plan of Reorganization. Bob Hemmerling, formerly Secretary of LEK, continues to hold a minority interest in the company. To the best of management's knowledge, LEK continues to file reports with the SEC.

According to a Schedule 13D filed with the Commission on October 19, 1999 by Tripacific Development Corp., seven corporate and four individual shareholders reported on a Schedule 13D that they had acquired 100% of Tripacific's outstanding common stock on October 4, 1999. This acquisition was later rescinded and reported. To the best of management's knowledge, Tripacific continues to file reports with the SEC.


                                   MANAGEMENT

Our director and officer is as follows:

NAME                 AGE               POSITION
----                 ---               --------
Jason John           32                President, C.F.O., Secretary and Director

The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer or director.

Resumes
-------

Mr. Jason John was appointed to his positions on September 17, 1999. He devotes his time on an as needed basis which he expects to be nominal.


Prior to joining the Company, Mr. John was employed by the Shaftsbury Brewing Company where he was involved in product promotion and marketing for the period October, 1997 to February, 1998. After working at Gray Beverage, Mr. John was employed at

Ensign Drilling. Ensign Drilling is a company involved in oil and gas exploration in Canada. Mr. John was employed at Ensign Drilling for the period December, 1995 to January, 2000.


Prior "Blank Check" Experience
------------------------------


Mr. John has prior experience as an officer and director of blank check companies, but has no prior direct experience in identifying emerging companies for investment and/or business combinations.


Conflicts of Interest
---------------------


Our sole officer and director is also an officer and director of Eastern Management Corp. and Triwest Management Resources Corp. These two companies are also blank check companies and have not yet received financing or acquired a business.


Our officers and directors are now and may in the future become shareholders, officers or directors of blank check companies. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other companies. We no not have a right of first refusal to opportunities that come to management's attention.

                             EXECUTIVE COMPENSATION

No compensation has been awarded to, earned by or paid to our officers and/or directors since our inception. Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, our director is not accruing any compensation pursuant to any agreement with us.

------------------------------------------------------------------------------------------------------------------------
                                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                    Awards            Payouts
------------------------------------------------------------------------------------------------------------------------
          (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
------------------------------------------------------------------------------------------------------------------------
                                                             Other                                               All
                                                            Annual     Restricted    Securities                 Other
  Name and Principle                                         Comp-        Stock      Underlying      LTIP       Comp-
       Position                    Salary       Bonus      ensation     Award(s)    Option/SARs    Payouts    ensation
                          Year       ($)         ($)          ($)          ($)          (#)          ($)         ($)
------------------------------------------------------------------------------------------------------------------------
Jason John,              1999/      $0.00       $0.00        $0.00        $0.00          0          $0.00       $0.00
President, Secretary     2000
and Director
------------------------------------------------------------------------------------------------------------------------

If we successfully complete a merger or acquisition, it is possible that the company may employ or retain one or more members of our management for the purposes of providing services to the surviving entity. Management has agreed to disclose any discussions concerning possible employment to the Board of Directors and to abstain from voting on the transaction.

It is possible that management associates may refer a merger or acquisition candidate to us. In the event we complete a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash, payment will be made by the acquisition or merger candidate. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which ranges up to ten percent of the transaction price. No member of management will receive a finders fee, either directly or indirectly, as a result of their efforts to implement our business plan.


No retirement, pension, profit sharing, stock option or insurance programs have been adopted by us for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock. There has been no trading market to date. Management has not discussed market making with any market maker or broker dealer. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         * that a broker or dealer approve a person's account for transactions in penny stocks; and

         * the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         * obtain financial information and investment experience and objectives of the person; and

         * make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

         * sets forth the basis on which the broker or dealer made the suitability determination; and

         * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Escrow
------

The common stock under this offering will remain in escrow until the closing of a business combination under the requirements of Rule 419.

Holders
-------

There are ten (10) holders of our common stock. In July, 1997, we issued 500,000 of common stock for services in formation and organization valued at $0.0001 per share ($50.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.


The Securities and Exchange Commission and National Association of Securities Dealers have adopted the position that all securities of blank check companies issued to affiliates and non-affiliates are not eligible for resale under Rule 144 unless those previously issued securities have been qualified by a registration statement. Accordingly, none of our 500,000 currently issued common shares are eligible for resale.


Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------

The Company's registrar and transfer agent is The Nevada Agency and Trust Company Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $0.0001 per share. There are 500,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock
------------

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose. We have no intention to issue additional shares other than under this registration statement.

There are no outstanding options or warrants to acquire our shares. 304,000 shares of our 500,000 shares currently outstanding are held by affiliates and are subject to resale restrictions. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.86 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. Sales of common stock in a public market after this offering could cause our share price to drop and could adversely affect our ability to raise further capital through an offering of shares.

Upon completion of this offering, we will have 600,000 shares outstanding. The 100,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by affiliates of Tripacific Development Corp. Sales of our shares to residents of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington may only be effected by a registration in those states.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on July 13, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.


                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on March 31.

                              PLAN OF DISTRIBUTION


We offer the right to subscribe for 100,000 shares at $1.00 per share. No compensation is to be paid to any person for the offer and sale of the shares. Management has no intention to subscribe for shares in the offering.


The offering shall be conducted by our president. Although he is an associated person with us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A. Preparing written communications or delivering written communications through the mails or other means that does not involve oral solicitation by him of a potential purchaser; and

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; or

         C. Transactions involving offers and sales of our shares made under a plan or agreement submitted for the vote or consent of shareholders of any company we may acquire in connection with a merger or plan of acquisition involving the exchange of the acquired company's shares or assets for shares of our company.

Our shares may be sold under Rule 144 of the Securities Act of 1933 beginning one year after the shares were issued, provided such date is at least 90 days after the date of this prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this Prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods before the start of the distribution.


The Securities and Exchange Commission and National Association of Securities Dealers have adopted the position that all securities of blank check companies issued to affiliates and non-affiliates are not eligible for resale under Rule 144 unless those previously issued securities have been qualified by a registration statement. Accordingly, none of our 500,000 currently issued common shares are eligible for resale.


We Arbitrarily Determined Our Offering Price
--------------------------------------------

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

How You Can Buy Our Shares
--------------------------

You can purchase our shares by completing and signing the share purchase agreement which is attached to this prospectus. The completed share purchase agreement and your payment must be delivered to us before the expiration of our offering. The purchase price of $1.00 per share must be paid by check, bank draft or money order payable in U.S. dollars to "Tripacific Development Corp.".

All funds received from investors will be placed into an escrow account until we have complied with Rule 419.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine, of Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the period ended March 31, 2000 included in this prospectus and in the registration statement, have been included in reliance on the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of, Davidson & Company, experts in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
--------------------------------------------------------------------------------

The Nevada Revised Statutes authorize us to indemnify directors or officers under certain circumstances and subject to certain limitations. Our Bylaws provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.


In the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the '33 Act to officers, directors or persons controlling us is against public policy as expressed in the '33 Act, and is therefore unenforceable.


        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On October 20, 1999, we appointed Davidson & Company, Chartered Accountants to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Davidson & Company on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-26683) on November 1, 1999.


       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - March 31, 2000 Financial Statements................................................F-2
Independent Auditor's Report...........................................................................F-3
Predecessor Auditor's Report...........................................................................F-4
Balance Sheet as of March 31, 2000.....................................................................F-5
Statement of Operations as of March 31, 2000...........................................................F-6
Statement of Cash Flows as of March 31, 2000...........................................................F-7
Statement of Changes in Stockholders' Equity as of March 31, 2000......................................F-8
Notes to Financial Statements as of March 31, 2000.....................................................F-9

Table of Contents - December 31, 2000 Financial Statements (Unaudited).................................F-12
Balance Sheet as of December 31, 2000 (Unaudited)......................................................F-13
Statement of Operations as of December 31, 2000 (Unaudited)............................................F-14
Statement of Cash Flows as of December 31, 2000 (Unaudited)............................................F-15
Statement of Stockholders' Equity as of December 31, 2000 (Unaudited)..................................F-16
Notes to Financial Statements as of December 31, 2000 (Unaudited)......................................F-17


                          TRIPACIFIC DEVELOPMENT CORP.
                          (A Development Stage Company)

                              Financial Statements

                                 MARCH 31, 2000


                          TRIPACIFIC DEVELOPMENT CORP.

                                TABLE OF CONTENTS


Independent Auditor's Report.................................................F-3

Predecessor Auditor's Report.................................................F-4

Financial Statements

Balance Sheet................................................................F-5

Statement of Operations......................................................F-6

Statement of Cash Flows......................................................F-7

Statement of Changes in Stockholders' Equity as of March 31, 2000............F-8

Notes to Financial Statements........................................F-9 to F-11

                        [DAVIDSON & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT




To the Directors and Stockholders of
Tripacific Development Corporation
(A Development Stage Company)


We have audited the accompanying balance sheet of Tripacific Development Corporation (A Development Stage Company) as at March 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from inception on July 18, 1997 to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Tripacific Development Corporation (A Development Stage Company) will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Tripacific Development Corporation (A Development Stage Company) as at March 31, 2000 and the results of its operations and its cash flows for the year then ended and for the period from inception on July 18, 1997 to March 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The audited financial statements as at March 31, 1999 and for the year then ended were examined by other auditors who expressed an opinion without reservation on those statements in their report dated June 22, 1999.


                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

May 3, 2000

                         KISH, LEAKE, & ASSOCIATES P.C.
                        7901 E BELEEVIEW AVE. - SUITE 220
                            ENGLEWOOD, COLORADO 80111
                                  303.779.5006


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Tripacific Development Corporation (a developmental Stage Company), as of March 31, 1999 and the related statements of income, shareholders' equity, and cash flows for the fiscal years ended March 31, 1999 and 1998 and period July 23, 1997 (Inception) through March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tripacific Development Corporation at March 31, 1999 and the results of its operations and its cash flows for the fiscal years ended March 31, 1999 and 1998 and the period July 23, 1997 (Inception) through March 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, the Company is in the development stage and has no operations as of March 31, 1999. The deficiency in working capital as of March 31, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Kish, Leake & Associates, P.C.
----------------------------------
Kish, Leake & Associates, P.C.
Certified Public Accountants
Englewood, Colorado
June 22, 1999

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS AT MARCH 31

===============================================================================================================================
                                                                                                         2000            1999
-------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                         $           -   $           -
===============================================================================================================================



LIABILITIES AND STOCKHOLDERS' EQUITY


STOCKHOLDERS' EQUITY
    Capital stock (Note 4)
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Issued and outstanding
         March 31, 2000 - 500,000 common shares
         March 31, 1999 - 500,000 common shares                                                $           50  $           50

    Additional paid-in capital                                                                          3,491              -

    Deficit accumulated during the development stage                                                   (3,541)            (50)
                                                                                               --------------  --------------

                                                                                               $           -   $           -
===============================================================================================================================





On behalf of the Board:


/s/ Jason John, Sole Director
-----------------------------
Jason John














   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS

===============================================================================================================================
                                                                                 Cumulative
                                                                                    Amounts
                                                                            From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997
                                                                                         to       Year Ended        Year Ended
                                                                                  March 31,        March 31,         March 31,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------------------------------------------------------------
EXPENSES
    Office and miscellaneous                                               $            50   $            -    $            -
    Professional fees                                                                3,491             3,491                -
                                                                           ---------------   ---------------   --------------

LOSS FOR THE YEAR                                                          $         3,541   $         3,491   $            -
===============================================================================================================================

BASIC AND DILUTED LOSS PER SHARE                                                             $        (0.01)   $            -
===============================================================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                        500,000           500,000
===============================================================================================================================













   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

===============================================================================================================================
                                                                                 Cumulative
                                                                                    Amounts
                                                                            From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997
                                                                                         to       Year Ended        Year Ended
                                                                                  March 31,        March 31,         March 31,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Loss for the year                                                     $        (3,541)  $        (3,491) $            -
     Stock issued for services                                                          50                -                -
                                                                           ---------------   ---------------  --------------

     Net cash used in operating activities                                          (3,491)           (3,491)              -
                                                                           ---------------   ---------------  --------------


CASH FLOWS FROM INVESTING ACTIVITIES
     Net cash used in investing activities                                              -                 -                -
                                                                           ---------------   ---------------  --------------


CASH FLOWS FROM FINANCING ACTIVITIES
     Shareholder capital contribution                                                3,491             3,491               -
                                                                           ---------------   ---------------  --------------

     Net cash provided by financing activities                                       3,491             3,491               -
                                                                           ---------------   ---------------  --------------


CHANGE IN CASH POSITION DURING THE YEAR                                                 -                 -                -


CASH POSITION, BEGINNING OF THE YEAR                                                    -                 -                -
                                                                           ---------------   ---------------  --------------


CASH POSITION, END OF THE YEAR                                             $            -    $            -   $            -
===============================================================================================================================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
     Cash paid for income taxes                                            $            -    $            -   $            -
     Cash paid for interest                                                $            -    $            -   $            -
===============================================================================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING,
  AND FINANCING ACTIVITIES:
     Common shares issued for services                                     $            50   $            -   $            -
===============================================================================================================================




   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

==============================================================================================================================
                                                                                                     Deficit
                                                                                                 Accumulated
                                                                                                      During
                                                                                 Additional              the            Total
                                                     Common Stock                   Paid-in      Development    Stockholders'
                                           ---------------------------------
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------
BALANCE, JULY 18, 1997                                 -    $           -    $           -   $           -    $           -

    Capital stock issued for services             500,000               50               -               -                50

    Loss for the period                                -                -                -              (50)             (50)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 1998 AND 1999                  500,000               50               -              (50)              -

    Shareholder capital contribution                   -                -             3,491              -             3,491

    Loss for the year                                  -                -                -           (3,491)          (3,491)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 2000                           500,000   $           50   $        3,491  $       (3,541)  $           -
==============================================================================================================================









   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


1.       ORGANIZATION OF THE COMPANY

         Tripacific Development Corporation ("the Company") was incorporated on July 18, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

         The Company entered the development stage in accordance with Statement of Financial Accounting Standards No. 7 on July 18, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquire a privately owned corporation.


2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ===========================================================================================================

                                                                                              2000            1999
         -----------------------------------------------------------------------------------------------------------
         Deficit accumulated during the development stage                           $       (3,541) $          (50)
         ===========================================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

         BASIC LOSS PER SHARE

         Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Due to the Company's simple capital structure, with only common stock outstanding, only basic loss per share must be presented. Basic loss per share is computed by dividing losses available to common shareholders by the weighted average number of common shares outstanding during the year.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         INCOME TAXES (cont'd......)

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of March 31, 2000.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.


4.       CAPITAL STOCK

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to share pro-rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

         On July 18, 1997, the Company issued 500,000 shares of common stock for services at a deemed value of $50.

         On October 15, 1999, the Company implemented a 31:1 forward stock split. Subsequent to year end, on April 3, 2000, the Company reversed the previous 31:1 forward stock split. The statements of changes in stockholders' equity have been restated to give retroactive recognition of the stock split presented by reclassifying from common stock to deficit accumulated during the development stage, the par value of shares arising from the split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

================================================================================


5.       INCOME TAXES

        The Company's total deferred tax asset at March 31 is as follows:

        ==============================================================================================================
                                                                                                2000            1999
        --------------------------------------------------------------------------------------------------------------
        Tax benefit of net operating loss carryforward                                 $         531   $          -
        Valuation allowance                                                                     (531)             -
                                                                                       -------------   ------------

                                                                                       $          -    $          -
        ==============================================================================================================

        The Company has a net operating loss carryforward of approximately $3,541, which if not used, will expire between the years 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.


6.       SUBSEQUENT EVENT

         The Company's issued and outstanding 15,500,000 common shares were consolidated on a 1:31 ratio. As a result, the Company's shares have been restated to give retroactive recognition of the reverse stock split, whereby the Company's share capital decreased from 15,500,000 common shares to 500,000 common shares

                       TRIPACIFIC DEVELOPMENT CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                DECEMBER 31, 2000


TABLE OF CONTENTS - DECEMBER 31, 2000 FINANCIAL STATEMENTS..................F-12

BALANCE SHEET AS OF DECEMBER 31, 2000.......................................F-13

STATEMENT OF OPERATIONS AS OF DECEMBER 31, 2000.............................F-14

STATEMENT OF CASH FLOWS AS OF DECEMBER 31, 2000.............................F-15

STATEMENT OF STOCKHOLDERS' EQUITY AS OF DECEMBER 31, 2000...................F-16

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000...............F-17 to F-20

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

===============================================================================================================================
                                                                                                December 31,         March 31,
                                                                                                        2000             2000
-------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                       $            -   $            -
===============================================================================================================================



LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE                                                                             $         8,250  $            -
                                                                                             ---------------  --------------


STOCKHOLDERS' EQUITY
    Capital stock (Note 4)
       Authorized
              100,000,000  common shares with a par value of $0.0001
       Issued and outstanding
         December 31, 2000 - 500,000 common shares
         March 31, 2000 - 500,000 common shares                                                           50               50
    Additional paid-in capital                                                                         3,491            3,491
    Deficit accumulated during the development stage                                                 (11,791)          (3,541)
                                                                                             ---------------  ---------------

                                                                                                      (8,250)              -
                                                                                             ---------------  --------------

                                                                                             $            -   $            -
===============================================================================================================================







   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

==============================================================================================================================
                                             Cumulative
                                                Amounts
                                        From Inception
                                                     on
                                               July 18,
                                                   1997      Three month       Three month       Nine month        Nine month
                                                     to     Period Ended      Period Ended     Period Ended      Period Ended
                                           December 31,     December 31,      December 31,     December 31,      December 31,
                                                   2000             2000              1999             2000              1999
------------------------------------------------------------------------------------------------------------------------------

EXPENSES
    Office and miscellaneous           $            50   $            -   $            -    $            -   $            -
    Professional fees                           10,541             1,750               -              7,050            3,491
    Transfer agent and filing fees               1,200                -                -              1,200               -
                                       ---------------   ---------------  ---------------   ---------------  --------------

LOSS FOR THE PERIOD                    $        11,791   $         1,750  $            -    $         8,250  $         3,491
==============================================================================================================================


BASIC AND DILUTED LOSS PER SHARE                         $         (0.01) $            -    $         (0.01) $         (0.01)
==============================================================================================================================


WEIGHTED AVERAGE NUMBER
         OF SHARES OUTSTANDING                                   500,000          500,000           500,000          500,000
==============================================================================================================================




   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

==============================================================================================================================
                                                                                Cumulative
                                                                                   Amounts
                                                                           From Inception
                                                                                        on
                                                                             July 18, 1997       Nine month        Nine month
                                                                                        to     Period Ended      Period Ended
                                                                              December 31,     December 31,      December 31,
                                                                                      2000             2000              1999
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                   $       (11,791)  $        (8,250) $        (3,491)
    Items not affecting cash:
       Stock issued for services                                                       50                -                -
       Expenses paid by related party on behalf of the Company                      3,491                -             3,491

    Change in other operating assets and liabilities:
       Increase in accounts payable                                                 8,250             8,250               -
                                                                          ---------------   ---------------  --------------

         Net cash provided by operating activities                                     -                 -                -
                                                                          ---------------   ---------------  --------------


CASH FLOWS FROM INVESTING ACTIVITIES
         Net cash provided by investing activities                                     -                 -                -
                                                                          ---------------   ---------------  --------------


CASH FLOWS FROM FINANCING ACTIVITIES
         Net cash provided by financing activities                                     -                 -                -
                                                                          ---------------   ---------------  --------------


CHANGE IN CASH POSITION DURING THE PERIOD                                              -                 -                -


CASH POSITION, BEGINNING OF THE PERIOD                                                 -                 -                -
                                                                          ---------------   ---------------  --------------


CASH POSITION, END OF THE PERIOD                                          $            -    $            -   $            -
==============================================================================================================================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
         Cash paid for income taxes                                       $            -    $            -   $            -
         Cash paid for interest                                                        -                 -                -
==============================================================================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING, AND FINANCING
         ACTIVITIES:
         Common shares issued for services                                $            50   $            -   $            -
         Expenses paid by related party on behalf of the Company                    3,491                -             3,491
==============================================================================================================================

   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

==============================================================================================================================
                                                                                                     Deficit
                                                                                                 Accumulated
                                                                                                      During
                                                     Common Stock                Additional              the            Total
                                           ---------------------------------        Paid-in      Development    Stockholders'
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------

BALANCE, JULY 18, 1997                                 -    $           -    $           -   $           -    $           -

    Capital stock issued for services             500,000               50               -               -                50

    Loss for the period                                -                -                -              (50)             (50)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 1998 AND 1999                  500,000               50               -              (50)              -

    Shareholder capital contribution                   -                -             3,491              -             3,491

    Loss for the year                                  -                -                -           (3,491)          (3,491)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 2000                           500,000               50            3,491          (3,541)              -

    Loss for the period                                -                -                -           (8,250)          (8,250)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, DECEMBER 31, 2000                        500,000   $           50   $        3,491  $      (11,791)  $       (8,250)
==============================================================================================================================






   The accompanying notes are an integral part of these financial statements.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2000

================================================================================


1.       ORGANIZATION OF THE COMPANY

         Tripacific Development Corporation ("the Company") was incorporated on July 18, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

         The Company entered the development stage in accordance with Statement of Financial Accounting Standards No. 7 on July 18, 1997. The Company is a "Blank Check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

         In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the year ended March 31, 2000. The results of operations for the period ended December 31, 2000 are not necessarily indicative of the results to be expected for the year ending March 31, 2001.


2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ==========================================================================================================
                                                                                    December 31,         March 31,
                                                                                            2000              2000
         ----------------------------------------------------------------------------------------------------------
         Deficit accumulated during the development stage                       $       (11,741)  $        (3,541)
         Working capital deficiency                                                      (8,250)               -
         ==========================================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2000

================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)


                                 LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.


         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of December 31, 2000.


         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.


         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2000

================================================================================


4.       CAPITAL STOCK


         The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to share pro-rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

         On July 18, 1997, the Company issued 500,000 shares of common stock for services at a deemed value of $50.

         On October 15, 1999, the Company implemented a 31:1 forward stock split. On April 3, 2000, the Company reversed the previous 31:1 forward stock split. The statements of changes in stockholders' equity have been restated to give retroactive recognition of the stock split and reverse stock split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split and reverse stock split.


         Proposed public offering of common stock

         The Company has commenced with a "Blank Check" offering subject to Rule 419 of the Securities Act of 1933, as amended, for 100,000 common shares to be sold at a price of $1.00 per share.


         Rule 419 requirements

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and deal allowances issued, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not
         reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

TRIPACIFIC DEVELOPMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2000

================================================================================


5.       INCOME TAXES

         The Company's total deferred tax asset at December 31 is as follows:

         ===========================================================================================================
                                                                                     December 31,         March 31,
                                                                                             2000              2000
         -----------------------------------------------------------------------------------------------------------
         Tax benefit of net operating loss carryforward                           $         1,764  $           531
         Valuation allowance                                                               (1,764)            (531)
                                                                                  ---------------  ---------------

                                                                                  $            -   $            -
         ===========================================================================================================


         The Company has a net operating loss carryforward of approximately $10,041, which if not used, will expire between the years 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.


6.       RELATED PARTY TRANSACTIONS

         The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the nine month period ended December 31, 2000, the Company accrued $4,400 for professional fees. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

                                     PART II

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS


The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.


Article VI of our Bylaws states certain indemnification rights. Our Bylaws provide that we possess and may exercise powers of indemnification for officers, directors, employees, agents and other persons. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


All expenses of our offering are being paid by management. These expenses include:

         Registration Fees:                       $27.00
         Transfer Agent Fees:                  $2,500.00
         Printing Costs:                       $1,000.00
         Accounting Fees:                      $4,000.00
         Legal Fees:                           $7,500.00


                     RECENT SALES OF UNREGISTERED SECURITIES

In July, 1997, we issued 500,000 common shares at $0.0001 per share to our founding shareholder in consideration of services rendered at a fair market value of one hundred dollars. The sale of our common shares was not a public offering and no underwriter or agent was used. We relied on the exemption contained in section 4(2) of the Securities Act of 1933.

Item 27-Exhibits

3.1*       Articles of Incorporation
3.3*       Bylaws
4.1*       Form of Lock Up Agreement Executed by the Company's Shareholders

4.1.1*     Specimen Informational Statement
5.1* Opinion of Evers & Hendrickson with respect to the legality of the shares being registered

23.1*      Consent of Davidson & Company

23.2*      Consent of Evers & Hendrickson (included in Exhibit 5.1)

23.3*      Consent of Kish, Leake & Associates, P.C.
27.1*      Financial Data Schedule
99.1**     Escrow Agreement
99.2*      Subscription Agreement


*        Previously filed.
**       To be filed in an amendment.

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on February 5, 2001.


                                           TRIPACIFIC DEVELOPMENT CORP.

                                           /s/ Jason John
                                           --------------------------------
                                           Jason John, President and C.F.O.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE               TITLE                                   DATE


/s/ Jason John          President, C.F.O., Secretary            February 5, 2001
--------------          and Director
Jason John

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.